Exhibit 2.16

REORGANIZATION AGREEMENT

THIS REORGANIZATION AGREEMENT (the “Agreement”) is made and entered into as of the 9th day of September, 2002, by and among General Maritime Corporation (“GMR”), General Maritime Management Ltd. (“GMM”), GMR Administration Corp. (“GMR Admin”), each a Marshall Islands corporations, and each of the seven (7) Marshall Islands corporation set forth on Schedule D herto (individually a “GPCo” and collectively the “GPCos”).

RECITALS

WHEREAS, GMR owns 100% of each of the seven GPCos, each of which is the managing general partner to one of the seven (7) Cayman Islands limited partnerships set forth on Schedule A hereto (collectively the “Cayman Island Partnerships”), and 100% of GMC Administration Ltd. (“Cayman Administration”), a Cayman Islands limited company that serves as the administrative general partner to the Cayman Islands Partnerships;

WHEREAS, GMR owns (i) 100% of each of three (3) Cayman Islands shipowning corporations set forth on Schedule B, (ii) 99% of each of Genmar Kentucky Ltd. and Genmar West Virginia Ltd., each a Maltese shipowning company, (the “Maltese Shipcos”), (iii) 100% of Genmar Malta Ltd., a Marshall Islands corporation, that owns the remaining 1% share interest in Genmar Kentucky Ltd. and Genmar West Virginia Ltd., (iv) 100% of United Overseas Tankers Ltd., a Liberian corporation (“UOT”), and (v) 100% of GMM.

WHEREAS, GMM, a wholly-owned subsidiary of GMR, owns (i) 100% of the issued and outstanding shares of the six (6) Liberian shipowning corporations and the two (2) Marshall Islands shipowning corporations set forth on Schedule B hereto, (ii) 99% of the issued and outstanding shares of the Maltese shipowning company Genmar Trader Ltd., (collectively, the shipowning corporations listed in (i) and (ii) are the “GMM Shipcos”) and (iii) 100% of Genmar Trader (Liberia) Ltd., a Liberian corporation that owns the remaining 1% interest in Genmar Trader Ltd.;

WHEREAS, the Cayman Islands Partnerships, of which GMR is the sole limited partner of each, own all of the issued and outstanding shares of the Cayman Islands shipowning companies set forth on Schedule B hereto, which, together with Genmar Alexandra Ltd., Genmar Hector Ltd., and Genmar Pericles Ltd., each a Cayman Islands company wholly-owned by GMR as set forth on Schedule B hereto (collectively the “Cayman Islands Shipcos” and together with the Maltese Shipcos and the GMM Shipcos, the “Shipcos”);

WHEREAS, GMR Admin is a newly formed Marshall Islands corporation wholly-owned by GMR that was formed for the purpose of facilitating the reorganization set forth herein (the “Reorganization”);

WHEREAS, GMR, GMR Admin, GMM, and each of the Cayman Islands Partnerships wish to restructure the holdings of the Shipcos as set forth herein and to eliminate the complexity and redundancies in the current structure;

WHEREAS, as a result of the Reorganization and in the manner set forth in more detail below, (i) GMM will convert from a Marshall Islands corporation into a Marshall Islands limited liability company whose sole member will be GMR, (ii) each of the GMM Shipcos organized in Liberia will become a Liberian limited liability company whose sole member will be GMR, (iii) each of the Cayman Islands Shipcos that currently owns a Liberian registered vessel will become a Liberian limited liability company whose sole member will be GMR Admin, (iv) each of the GMM Shipcos organized in the Marshall Islands will become a Marshall Islands limited liability company whose sole member will be GMR, (v) each of the Cayman Islands Shipcos that currently owns a Marshall Islands registered vessel will become a Marshall Islands limited liability company whose sole member will be GMR Admin, (vi) Genmar Trader (Liberia) Ltd. will merge with and into a Liberian limited liability company whose sole member will be GMR, (vii) Genmar Trader Ltd. will become 99% owned by GMR and 1% owned by the Liberian limited liability company into which Genmar Trader (Liberia) Ltd. will merge, (viii) Genmar Malta Ltd. will convert from a Marshall Islands corporation into a Marshall Islands limited liability company whose sole member will be GMR Admin, (ix) UOT will become a wholly-owned subsidiary of GMM and (x) each GPCo, each Cayman Islands Partnership and Cayman Administration shall be liquidated and dissolved; and

WHEREAS, upon the completion of the Reorganization, each of the GMM Shipcos will be a Marshall Islands or Liberian limited liability company whose sole member is GMR and each of the Cayman Islands Shipcos will be a Marshall Islands or Liberian limited liability company whose sole member is GMR Admin and each such limited liability company separately will enter into a new commercial and ship management agreement with GMM.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

ARTICLE I

Closings

1.1                       Closing.  The transactions contemplated by this Agreement shall take place at one or more closings, the place and timings of which shall be determined by GMR and which shall be referred to herein, whether individually or collectively, as the Closing.

ARTICLE II

Closing Transactions

At or immediately prior to the Closing, the following transactions will occur:

2.1                       Formation of and Distributions to GMR Admin.  For the purposes of the Reorganization and prior to the Closing, GMR shall cause GMR Admin to be formed as a Marshall Islands corporation.  Immediately prior to the Closing, in exchange for stock of GMR Admin, (i) GMR will deliver to GMR Admin, subject to the Permitted Lien (as defined in Section 2.13), share certificates evidencing 100% of the issued and outstanding shares of Cayman Administration and certificates evidencing 100% of GMR’s limited partnership interest in each of the Cayman Islands Partnerships, and (ii) the respective GPCo of each Cayman Islands Partnership will deliver to GMR Admin, subject to the Permitted Lien, certificates evidencing its general partnership interest in the respective Cayman Islands Partnership.  In addition, GMR will deliver to GMR Admin, subject to the Permitted Lien, share certificates evidencing (i) 100% of the issued and outstanding shares of Genmar Malta Ltd., (ii) 100% of the issued and outstanding shares of each of Genmar Alexandra Ltd., Genmar Hector Ltd. and Genmar Pericles Ltd. and, (iii) 99% of the issued and outstanding shares of each of Genmar Kentucky Ltd. and Genmar West Virginia Ltd.

2.2                       Distribution of GMM subsidiaries to GMR.  Immediately prior to the Closing, share certificates evidencing 100% of the issued and outstanding shares of each of the vessel owning corporations owned by GMM and 100% of Genmar Trader (Liberia) Ltd. will be delivered, subject to the Permitted Lien, to GMR by GMM.

2.3                       Dissolution of GPCos.  Immediately after the contribution of its general partnership interest in the respective Cayman Islands Partnership to GMR Admin in exchange for GMR Admin stock (pursuant to Section 2.1), each GPCo will be dissolved according to a plan of liquidation (as described in Section 2.8) and its assets distributed to GMR as its sole shareholder.

2.4                       De-registration of Cayman Islands Shipcos and Redomiciliation or Redomestication in Liberia or Marshall Islands.

a.                                       Each Cayman Islands Shipco that currently owns a vessel registered in Liberia, as set forth on Schedule C hereto, shall be “de-registered” as a Cayman Islands limited company and “redomiciled” as a Liberian corporation (upon approval by a Special Resolution of such Cayman Island Shipcos’ sole shareholder) by filing an Affidavit in Support of an Application to Transfer with the Cayman Islands Registrar of Companies.  Upon approval by the Cayman Islands Registrar of Companies, each such company shall file with the Liberian Office of the Registrar (i) a Certificate of Redomiciliation, (ii) a copy of the Special Resolution approving of the re-domiciliation, (iii) a certificate of good standing in the Cayman Islands, (iv) evidence that no proceedings for insolvency have been commenced against the corporation in the Cayman Islands, and (v) Articles of Incorporation of the Liberian corporation.  The new Liberian corporation will then be merged into the Liberian limited liability company set forth opposite the relevant Cayman Islands Shipco’s name on Schedule C hereto in the manner described in Section 2.9(a) below;

b.                                      Each Cayman Islands Shipco that currently owns a vessel registered in the Marshall Islands, as set forth on Schedule C hereto, shall be “de-registered” as a Cayman Islands limited company and “domesticated” as a Marshall Islands corporation

(upon approval by a Special Resolution of such Cayman Island Shipcos’ sole shareholder) by filing an Affidavit in Support of an Application to Transfer with the Cayman Islands Registrar of Companies.  Upon approval by the Cayman Islands Registrar of Companies, each such company shall file with the Marshall Islands Registrar of Corporations (i) Articles of Domestication, (ii) a copy of the original Cayman Islands Articles of Association of the company, (iii) Amended Articles of Incorporation in conformity with the laws of the Marshall Islands, (iv) evidence of corporate existence, and (v) acceptance of appointment by the corporation’s registered agent in the Marshall Islands.  The new Marshall Islands corporation will then be converted into the Marshall Islands limited liability company set forth opposite the relevant Cayman Islands Shipco’s name on Schedule C hereto in the manner described in Section 2.9(c) below;

2.5                       Dissolution of Cayman Islands Partnerships and Distribution of Cayman Islands Shipcos to GMR Admin. Immediately after the deregistration and redomiciliation or redomestication of the Cayman Islands Shipcos, Cayman Administration will distribute to GMR Admin its general partnership interests in the Cayman Islands Partnerships, causing the dissolution of each of the Cayman Islands Partnerships and the distribution, subject to the Permitted Lien, of share certificates evidencing 100% of the issued and outstanding stock of each of the vessel owning corporations owned by one of the Cayman Islands Partnerships to GMR Admin.  In the final step of the Reorganization, Cayman Administration will be dissolved according to its plan of liquidation.

2.6                       Liquidation of Entities.  Immediately prior to the Closing, (i) each of the GPCos, (ii) each of the Cayman Partnerships and (iii) Cayman Administration shall adopt a plan of liquidation providing for the liquidating distribution at the Closing of all of their respective assets and liabilities to GMR Admin pursuant to such plan of liquidation.

2.7                       Conversion or Merger of Shipcos.  Each of the Shipcos shall ultimately be converted or merged, as dictated by the laws of the relevant jurisdiction, into a limited liability company organized in the jurisdiction in which the vessel owned by such Shipco is registered, as follows:

a.                                       Each GMM Shipco organized in Liberia and each Shipco re-domiciled into Liberia (each a “Liberian Shipco”) shall merge with and into the Liberian limited liability company set forth opposite such Liberian Shipco’s name on Schedule C hereto, by executing an Agreement of Merger with such Liberian limited liability company, and filing a duly acknowledged Certificate of Merger into the newly-formed limited liability company, which, in turn, shall concurrently file a duly acknowledged Certificate of Formation, each with the Liberian Office of the Registrar;

b.                                      Each GMM Shipco organized in the Marshall Islands (a “Marshall Islands Shipco”) shall merge into the newly-established Marshall Islands limited liability company as set forth opposite such Marshall Islands Shipco’s name on Schedule C hereto, by executing an Agreement of Merger with such Marshall Islands limited liability company and filing a duly acknowledged Certificate of Merger into the newly-formed limited liability company, which, in turn, shall have prior thereto filed a duly acknowledged Certificate of Formation, each with the Marshall Islands Registrar of Corporations;

c.                                       Each Shipco newly re-domesticated in the Marshall Islands will be converted into the Marshall Islands limited liability company set forth opposite the relevant Cayman Islands Shipco’s name on Schedule C hereto by filing a duly acknowledged Certificate of Conversion with and into such Marshall Islands limited liability company which, in turn, shall concurrently file a duly acknowledged Certificate of Formation, each with the Marshall Islands Registrar of Corporations;

d.                                      Effective as of the filings listed above, the issued and outstanding capital stock of the non-surviving GMM Shipco and redomicilied or re-domesticated Cayman Islands Shipcos owned of record by GMR or GMR Admin as sole shareholder shall be considered to be redeemed and cancelled and of no further force and effect.

2.8                       Contribution of the Shares to GMM.  At the Closing, subsequent to the conversion of GMM into its Marshall Islands limited liability counterpart pursuant to Section 2.11(b) of this Agreement, share certificates evidencing 100% of the issued and outstanding shares of UOT, free and clear of any lien, pledge, claim, security interest, encumbrance or charge, other than the Permitted Lien, shall be transferred from GMR to GMM.

2.9                       Conversion or Merger of Genmar Trader (Liberia) Ltd., Genmar Malta Ltd. and GMM.

a.                                       Genmar Trader (Liberia) Ltd. shall merge with and into a newly-established Liberian limited liability company by executing an Agreement of Merger with GMR Trader (Liberia) LLC, and filing a duly acknowledged Certificate of Merger into GMR Trader (Liberia) LLC, which, in turn, shall concurrently file a duly acknowledged Certificate of Formation, each with the Liberian Office of the Registrar;

b.                                      Genmar Malta Ltd. shall convert from a Marshall Islands corporation to a newly-formed Marshall Islands limited liability company by filing a duly acknowledged Certificate of Conversion into GMR Malta LLC, which shall, in turn, concurrently file a duly acknowledged Certificate of Formation, each with the Marshall Islands Registrar of Corporations;

c.                                       GMM shall merge with and into a newly-formed Marshall Islands limited liability company by executing an Agreement of Merger with such Marshall Islands limited liability company and filing a duly acknowledged Certificate of Merger into General Maritime Management LLC, which shall, in turn, have filed prior thereto a duly acknowledged Certificate of Formation with the Marshall Islands Registrar of Corporations; and

d.                                      Effective as of the filings listed above, the issued and outstanding capital stock of the non-surviving corporation owned of record by GMR or GMR Admin as sole shareholder shall be considered to be redeemed and cancelled and of no further force and effect.

2.10                 Preservation of Lenders’ Rights.  Upon the conversion or merger of each Shipco, Genmar Trader (Liberia) Ltd., Genmar Malta Ltd. and GMM into either a Marshall Islands or Liberian limited liability company, the surviving or resulting limited liability company shall assume the obligations of its predecessor corporation.  The limited liability company interests of each limited liability company shall be pledged to Nordea, as collateral agent, upon the terms and conditions of a pledge and security agreement executed pursuant to the credit agreement dated June 27, 2001 (the “June 27 Credit Agreement”) or the credit agreement dated June 12, 2001 (the “June 12 Credit Agreement”), as the case may be (collectively the “Pledge and Security Agreements”).  The parties to the Pledge and Security Agreements and the limited liability companies formed or to be formed in connection with the transactions contemplated herein shall execute such other documents, certificates or agreements as Nordea may reasonably require to preserve its presently existing rights under the Pledge and Security Agreements.

2.11                 Permitted Lien.  The “Permitted Lien” shall mean the pledge in favor of Nordea Bank Norge ASA, New York Branch (formerly known as Christiania Bank og Kreditkasse ASA, New York Branch) (“Nordea”) as collateral agent under the Pledge and Security Agreements by and among GMR, as borrower, Nordea and certain lenders, will be delivered to GMR Admin by GMM, GMR, or by the relevant Cayman Islands Partnership, as the case may be.

2.12                 Commercial and Ship Management Agreements.  Each Liberian or Marshall Islands limited liability company into which a GMM or Cayman Islands Shipco has ultimately merged or converted will enter into a written commercial and ship management agreement with GMM, and GMM, in turn, will subcontract certain technical management functions to UOT.  The Maltese Shipcos shall maintain their existing commercial and ship management contract with GMM.

ARTICLE III

Representations and Warranties of GMR

GMR represents and warrants to GMR Admin, GMM and each of the Cayman Islands Partnerships, as of the date hereof and as of the Closing, that:

3.1                       Capacity; Authority; Validity.  GMR is duly incorporated and validly existing under the laws of the Marshall Islands; GMR has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by GMR hereunder; this Agreement and the consummation by GMR of the transactions contemplated hereby has been duly and validly authorized by all necessary action of GMR; this Agreement has been duly executed and delivered by GMR; and assuming the due execution and delivery of this Agreement by GMM, GMR Admin and each of the Cayman Islands Partnerships, this Agreement constitutes the legal, valid and binding obligation of GMR enforceable against GMR in accordance with its terms.

3.2                       No Violation of Law or Agreement.  Neither the execution and delivery of this Agreement by GMR, nor the consummation of the transactions contemplated hereby by GMR, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to GMR.

3.3                       Ownership of GMM.  GMR is presently the sole owner of the issued and outstanding shares of the GPCos, Cayman Administration, the Maltese Shipcos, Genmar Alexandra Ltd., Genmar Hector Ltd., Genmar Perides Ltd., Genmar Malta, Ltd. and GMM, free and clear of any lien, pledge, claim, security interest, encumbrance or charge, other than the Permitted Lien, and is also the sole limited partner in each of the Cayman Islands Partnerships.

3.4                       Ownership of GMR Admin.  Prior to the Closing, GMR shall be the sole owner of the issued and outstanding shares of GMR Admin, free and clear of any lien, pledge, claim, security interest, encumbrance or charge, other than the Permitted Lien.

3.5                       Required Corporate Approvals and Authorities.  GMR shall arrange for all such corporate and shareholder approvals as may be necessary to implement the restructurings contemplated by this agreement.

3.6                       Required Consents.  All consents with respect to the actions to be taken under this Agreement have been obtained from Nordea.

ARTICLE IV

Representations and Warranties of GMM

GMM hereby represents and warrants to GMR, GMR Admin, and each of the Cayman Islands Partnerships, as of the date hereof and as the Closing, that:

4.1                       Capacity; Authority; Validity.  GMM is duly incorporated and validly existing under the laws of the Marshall Islands; GMM has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by GMM hereunder; this Agreement and the consummation by GMM of the transactions contemplated hereby has been duly and validly authorized by all necessary actions of GMM; this Agreement has been duly executed and delivered by GMM; and assuming the due execution and delivery of this Agreement by GMR, GMR Admin and each of the Cayman Islands Partnerships, this Agreement constitutes the legal, valid and binding obligation of GMM enforceable against GMM in accordance with its terms.

4.2                       No Violation of Law or Agreement.  Neither the execution and delivery of this Agreement by GMM, nor the consummation of the transactions contemplated hereby by GMM, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to GMM.

4.3                       Ownership of Shipcos, Genmar Trader (Liberia) Ltd., Genmar Trader Ltd.  GMM is presently the sole owner of its respective Shipcos listed on Schedule B and of Genmar Trader (Liberia) Ltd., and the owner of 99% of Genmar Trader Ltd., free and clear of any lien, pledge, claim, security interest, encumbrance or charge, other than the Permitted Lien.

4.4                       Required Corporate Approvals and Authorities.  GMM shall arrange for all such corporate and shareholder approvals as may be necessary to implement the restructurings contemplated by this agreement.

4.5                       Required Consents.  All consents with respect to the actions to be taken under this Agreement have been obtained.

ARTICLE V

Representations and Warranties of the Cayman Islands Partnerships

Each of the Cayman Islands Partnerships hereby represents and warrants to GMR, GMR Admin, and GMM, as of the date hereof and as of the Closing, that:

5.1                       Capacity; Authority; Validity.  Each of the Cayman Islands Partnerships is duly formed and validly existing under the laws of the Cayman Islands; each of the Cayman Islands Partnerships has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by each Cayman Islands Partnership hereunder; this Agreement and the consummation by each of the Cayman Islands Partnerships of the transactions contemplated hereby has been duly and validly authorized by all necessary action of each of the Cayman Islands Partnerships; this Agreement has been duly executed and delivered each of the Cayman Islands Partnerships and assuming the due execution and delivery of this Agreement by GMR, GMR Admin, and GMM, this Agreement constitutes the legal, valid and binding obligation of each of the Cayman Islands Partnerships and is enforceable against each of the Cayman Islands Partnerships in accordance with its terms.

5.2                       No Violation of Law or Agreement.  Neither the execution and delivery of this Agreement by any of the Cayman Islands Partnerships, nor the consummation of the transactions contemplated hereby by any of the Cayman Islands Partnerships, will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to any of the Cayman Islands Partnerships.

5.3                       Ownership of Shipcos.  Each of the Cayman Islands Partnerships is presently the sole owner of the capital shares of its respective Shipco or Shipcos listed on Schedule B, free and clear of any lien, pledge, claim, security interest, encumbrance or charge, other than the Permitted Lien.

5.4                       Required Corporate Approvals and Authorities.  Each of the Cayman Islands Partnerships shall arrange for all such corporate and partner approvals as may be necessary to implement the restructurings contemplated by this agreement.

5.5                       Required Consents.  All consents with respect to the actions to be taken under this Agreement have been obtained.

ARTICLE VI

Representations and Warranties of GMR Admin.

GMR Admin hereby represents and warrants to GMR, GMM and each of the Cayman Islands Partnerships, as of the date hereof and as of the Closing, that:

6.1                       Capacity; Authority; Validity.  GMR Admin is duly incorporated and validly existing under the laws of the Marshall Islands; GMR Admin has all necessary capacity, power and authority to enter into this Agreement and to perform all the obligations to be performed by GMR Admin hereunder; this Agreement and the consummation by GMR Admin of the transactions contemplated hereby has been duly and validly authorized by all necessary action of GMR Admin; this Agreement has been duly executed and delivered by GMR Admin; and assuming the due execution and delivery of this Agreement by GMR, GMM and each of the Cayman Islands Partnerships, this Agreement constitutes the legal, valid and binding obligation of GMR Admin enforceable against GMR Admin in accordance with its terms.

6.2                       No Violation of Law or Agreement.  Neither the execution and delivery of this Agreement by GMR Admin nor the consummation of the transactions contemplated hereby by GMR Admin will violate any judgment, order, writ, decree, law, rule or regulation or agreement applicable to GMR Admin.

6.3                       Required Corporate Approvals and Authorities.  GMR Admin shall arrange for all such corporate and shareholder approvals as may be necessary to implement the restructurings contemplated by this agreement.

6.4                       Required Consents.  All consents with respect to the actions to be taken under this Agreement have been obtained.

ARTICLE VII

Certain U.S. Tax Matters

7.1                       Certain Tax Elections.  GMR or GMR Admin shall take all necessary actions, including, without limitation, to the extent necessary, the filing of United States Internal Revenue Service Form 8832 (or any successor form), in order that (i) each Liberian and Marshall Islands limited liability company into which each GMM or Cayman Islands Shipco and Genmar Trader (Liberia) Ltd. is to become pursuant to Article II of this Agreement; (ii) the Marshall Islands limited liability company into which GMM is to convert pursuant to Section 2.7(c) of this Agreement; and (iii) Genmar Trader Ltd., Genmar Kentucky Ltd., Genmar West Virginia Ltd., and Genmar Malta Ltd., have timely elected to be treated as entities disregarded from their respective owners under Section 7701 of the United States Internal Revenue Code of 1986, as amended (the “Code”).

7.2                       Plan of Liquidation.  Upon GMM or GMR Admin becoming the sole shareholder of each GMM or Cayman Islands Shipco and prior to (a) the proposed merger of each Liberian Shipco (including the Liberian Shipcos re-domiciled from the Cayman Islands) and Genmar Trader (Liberia) Ltd. into its respective Liberian check-the-box disregarded limited liability company counterpart at the applicable Closing; and (b) the proposed merger or conversion of GMM and each Marshall Islands Shipco (including the Marshall

Islands Shipcos redomesticated from the Cayman Islands, but excluding Genmar Leonidas Ltd. and Genmar Nestor Ltd.) into its respective Marshall Islands check-the-box disregarded limited liability company counterpart at the applicable Closing, GMR or GMR Admin, as the case may be, shall adopt a plan of liquidation authorizing each of the foregoing liquidations in accordance with Code Section 332.

7.3                       Conversion of GMM’s Marshall Islands Shipcos. Genmar Leonidas Ltd. and Genmar Nestor Ltd. have validly and timely made a check-the-box election under the applicable regulations of Code Section 7701 to be disregarded as entities separate from GMM.  Therefore, it is intended that the ultimate merger of Genmar Leonidas Ltd. and Genmar Nestor Ltd. into their Marshall Islands limited liability company counterparts subsequent to GMR becoming their sole shareholder shall merely be treated as the consolidation of two branches or divisions of GMR.

ARTICLE VIII

Miscellaneous

8.1                       Notices.  All notices and other communications by GMR, GMR Admin, GMM, or the Cayman Islands Partnerships hereunder shall be in writing to the other parties and shall be deemed to have been duly given when delivered in person or by an overnight courier service, or sent via facsimile transmission and verification received, or when posted by a national postal service, registered or certified mail, with postage prepaid, at the address set forth on the signature page hereto or to such other addresses as a party may from time to time designate to the other parties by written notice thereof, effective only upon actual receipt.

8.2                       Entire Agreement.  This Agreement constitutes the entire agreement by the parties hereto and supersedes any other agreement, whether written or oral, that may have been made or entered into between them relating to the matters contemplated hereby.

8.3                       Amendments and Waivers.  This Agreement may be amended, modified, superseded, or canceled, and any of the terms, representations, warranties or covenants hereof may be waived, only by written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

8.4                       Captions; Counterparts, Execution.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

8.5                       Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, GMR, GMR Admin, GMM and the Cayman Islands Partnerships have caused this Agreement to be duly executed as of the date first above written.

GENERAL MARITIME CORPORATION

By:	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Chief Executive Officer & Director

Address: 35 West 56th Street
New York, New York 10019

GENERAL MARITIME MANAGEMENT LTD.

By:	/s/ John Tavlarios
Name: John Tavlarios
Title: Chief Operating Officer & Director

Address: 35 West 56th Street
New York, New York 10019

GMR ADMINISTRATION CORPORATION

By:	/s/ James C. Christodoulou
Name: James C. Christodoulou
Title: Vice President & Director

Address: 35 West 56th Street
New York, New York 10019

AJAX LIMITED PARTNERSHIP
By: Genmar Ajax Corporation
its Managing General Partner,

By:	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Director

AJAX II, L.P.
By: Genmar Ajax II Corporation

its Managing General Partner,

By	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Director

BOSS L.P.
By: Genmar Boss Corporation
its Managing General Partner,

By	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Director

GENERAL MARITIME I, L.P.
By: Genmar Maritime I Corporation
its Managing General Partner,

By	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Director

GENERAL MARITIME II, L.P.
By: Genmar Maritime II Corporation
its Managing General Partner,

By	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Director

HARRIET L.P.
By: Genmar Harriet Corporation
its Managing General Partner,

By	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Director

PACIFIC TANKSHIP L.P.
By: Genmar Pacific Corporation

its Managing General Partner,

By	/s/ Peter C. Georgiopoulos
Name: Peter C. Georgiopoulos
Title: Director

Schedule A

Cayman Islands Partnerships

Ajax Limited Partnership

Ajax II, L.P.

Boss L.P.

General Maritime I, L.P.

General Maritime II, L.P.

Harriet L.P.

Pacific Tankship L.P.

Schedule B

Shipcos

GMM Shipcos (Liberia)

Genmar Challenger Ltd.

Genmar Champion Ltd.

Genmar Endurance Ltd.

Genmar Spirit Ltd.

Genmar Star Ltd.

Genmar Trust Ltd.

GMM Shipcos (Marshall Islands)

Genmar Leonidas Ltd.

Genmar Nestor Ltd.

Cayman Islands Shipcos wholly-owned by GMR

Genmar Alexandra Ltd.

Genmar Hector Ltd.

Genmar Pericles Ltd.

Cayman Islands Shipcos wholly owned by the Cayman Islands Partnerships

1.               Ajax Limited Partnership owns all the issued and outstanding shares of each of:

Genmar Agamemnon Limited

Genmar Ajax Limited

Genmar Constantine Limited

Genmar Minotaur Limited

2.               Ajax II, L.P. owns all of the issued and outstanding shares of each of:

Genmar Gabriel Ltd.

Genmar Macedon Ltd.

Genmar Spartiate Ltd.

Genmar Zoe Ltd.

3.               Boss L.P. owns all of the issued and outstanding shares of each of:

Boss Ltd.

Stavanger Sun Ltd.

4.               General Maritime I, L.P. owns all of the issued and outstanding shares of Alta Ltd.

5.               General Maritime II, L.P. owns all of the issued and outstanding shares of Nord Ltd.

6.               Harriet L.P. owns all the issued and outstanding shares of Harriet Ltd.

7.               Pacific Tankship L.P. owns all the issued and outstanding shares of Pacific Tankship Ltd.

Schedule C

New Limited Liability Companies – GMR as Sole Member

Current GMM Shipco	Liberian LLC into which Shipco will ultimately be merged

Genmar Challenger Ltd.	GMR Challenger LLC
Genmar Champion Ltd.	GMR Champion LLC
Genmar Endurance Ltd.	GMR Endurance LLC
Genmar Spirit Ltd.	GMR Spirit LLC
Genmar Star Ltd.	GMR Star LLC
Genmar Trust Ltd.	GMR Trust LLC

Current GMM Shipco	Marshall Islands LLC into which Shipco will ultimately be merged

Genmar Leonidas Ltd.	GMR Leonidas LLC
Genmar Nestor Ltd.	GMR Nestor LLC

New Limited Liability Companies – GMR Admin as Sole Member

Current Cayman Islands Shipco	Liberian LLC into which Shipco will ultimately be merged

Alta Ltd.	GMR Alta LLC
Genmar Agamemnon Limited	GMR Agamemnon LLC
Genmar Ajax Limited	GMR Ajax LLC
Genmar Constantine Limited	GMR Constantine LLC
Genmar Minotaur Limited	GMR Minotaur LLC
Harriet Ltd	GMR Harriet LLC
Nord Ltd.	GMR Commander LLC
Pacific Tankship Ltd.	GMR George LLC

Current Cayman Islands Shipco	Marshall Islands LLC into which Shipco will ultimately be converted

Genmar Alexandra Ltd.	GMR Alexandra LLC
Boss Ltd.	GMR Boss LLC

Genmar Gabriel Ltd.	GMR Gabriel LLC
Genmar Hector Ltd.	GMR Hector LLC
Genmar Macedon Ltd.	GMR Macedon LLC
Genmar Pericles Ltd.	GMR Pericles LLC
Genmar Spartiate Ltd.	GMR Spartiate LLC
Stavanger Sun Ltd.	GMR Sun LLC
Genmar Zoe Ltd.	GMR Zoe LLC

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Schedule D

The GPCos

Genmar Ajax Corporation

Genmar Ajax II Corporation

Genmar Boss Corporation

Genmar Maritime I Corporation

Genmar Maritime II Corporation

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